Exhibit 14B

                                                             January 26, 1996



BY HAND DELIVERY
----------------

Internal Revenue Service
Associate Chief Counsel (Domestic)
1111 Constitution Avenue, N.W.
Washington, D.C.  20224

Attention:     CC:DOM:FIP2
---------
               Susan Baker
               Room 4316

                              Re:  TR-31-2400-95
                           Request for Rulings Under
                         Sections 562 and 852(b)(2)(D)
                         -----------------------------

Dear Associate Chief Counsel (Domestic):

          By letter dated October 19, 1995 (the "Original Request"), the Lord Abbett funds listed on Schedule A thereto requested that the Internal Revenue Service issue rulings (1) that the dividends paid on each class of shares issued
                       -
by them will be eligible for the dividends-paid deduction under sections 561 and 852(b)(2)(D) of the Internal Revenue Code and (2) that the creation of multiple
                                               -
classes of shares will not affect the classification of any such fund as a regulated investment company under section 851(a) and (h) of the Code.

Internal Revenue Service               2                     January 26, 1996

          We now wish to request that you issue similar rulings with respect to two additional funds, Growth and Income Trust of Lord Abbett Securities Trust and the Small-Cap Series of Lord Abbett Research Fund, Inc. All defined terms in this request have the meanings set forth in the Original Request.

          Growth and Income Trust
          -----------------------

          Growth and Income Trust (TIN 13-3731505) is a series of Lord Abbett Securities Trust ("Securities Trust"), an open-end management investment company organized as a Delaware business trust on February 26, 1993. Securities Trust is registered as an open-end management investment company under the 1940 Act.
A copy of Securities Trust's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated June 15, 1995, is attached as Exhibit N.

          Growth and Income Trust is diversified and has met and intends to continue to meet the diversification rules under Subchapter M of the Internal Revenue Code. Its taxable year ends on October 31. The investment objective of Growth and Income Trust is long-term growth of capital and income without excessive fluctuations in market value. It normally invests in common stocks of large, seasoned companies in sound financial condition which are expected to show above-average price appreciation.

          Growth and Income Trust currently has outstanding only a single class of shares. All shares have equal voting rights and equal rights with respect to dividends, assets, and liquidation. They are fully paid and non-assessable when issued and have no preemptive or conversion rights. There are no restrictions on transfer.

          Growth and Income Trust has adopted a Rule 12b-1 Plan. Under the 12b-1 Plan, Growth and Income Trust pays Lord Abbett (1) a service fee and a
                                                  -
distribution fee, at the time shares are sold, not to exceed .25% and .75%, respectively, of the net asset value of such shares and (2) at each quarter-end
                                                         -
after the first anniversary of the sale of shares, fees for services and distribution at annual rates not to exceed .25% and .75%, respectively, of the average annual net asset value of such shares outstanding (payments with respect to shares

Internal Revenue Service               3                        January 26, 1996


not outstanding during the full quarter are prorated). Sales in clause (1) exclude shares issued for reinvested dividends and distributions and shares outstanding in clause (2) include shares issued for reinvested dividends and distributions after the first anniversary of their issuance. Lord Abbett may retain from the quarterly distribution fee, for the payment of distribution expenses incurred directly by it, an amount not to exceed .10% of the average annual net asset value of such shares outstanding. No dealer shall receive for service more than .25% of the average annual net asset value of shares sold by the dealer. Lord Abbett is required to pay the sales distribution fee to dealers as compensation for selling Growth and Income Trust's shares.

          If shares of Growth and Income Trust are redeemed for cash before the first anniversary of their purchase, the redeeming shareholder will be required to pay a contingent deferred reimbursement charge of 1% of the lower of cost or the then net asset value of the shares redeemed. If the shares are exchanged into another series of Securities Trust or Lord Abbett U.S. Government Securities Money Market Fund ("GSMMF") and subsequently redeemed before the first anniversary of their original purchase, the charge will be collected by the other series or GSMMF for Growth and Income Trust.

          The Small-Cap Series
          --------------------

          The Small-Cap Series (TIN 13-3862601) is a newly-organized series of Research Fund, which is described at page 9 of the Original Request. It plans to begin offering its shares on or after February 20, 1996. The Small-Cap Series intends to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Small Cap Series' taxable year ends on November 30. The investment objective of the Small-Cap Series is to seek long-term capital appreciation through investments primarily in equity securities which are believed to be undervalued in the marketplace. A copy of Research Fund's most recent amendment to its Form N-1A describing the Small-Cap Series, which was filed with the Securities and Exchange Commission on December 7, 1995, is attached as Exhibit O.

          The Small-Cap Series currently has outstanding only a single class of shares, $.001 par value. All shares have

Internal Revenue Service               4                      January 26, 1996


equal voting rights and equal rights with respect to dividends, assets, and liquidation. They are fully paid and nonassessable when issued and have no preemptive or conversion rights. There are no restrictions on transfer.

          As stated in the Original Request, Research Fund has not adopted a Rule 12b-1 Plan.

          The Statement of Facts, Rulings Requested, Discussion and Procedural Statements with respect to Growth and Income Trust and the Small-Cap Series are otherwise as set forth in the Original Request, except that "Revenue Procedure 96-1" is substituted for "Revenue Procedure 95-1" and the check for the user fee specified in section 14.02 and Appendix A of Revenue Procedure 96-1 is endorsed in the amount of $300.

                                                    Respectfully submitted,



                                                    Seth L. Rosen

                                                               October 19, 1995



BY HAND DELIVERY
----------------

Internal Revenue Service
Associate Chief Counsel (Domestic)
1111 Constitution Avenue, N.W.
Washington, D.C.  20224

Attention:  CC:DOM:FI&P
---------


                           Request for Rulings Under
                         Sections 562 and 852(b)(2)(D)
                         -----------------------------

          The Lord Abbett funds listed on Schedule A (collectively, the "Lord Abbett Funds" or the "Funds") hereby request that the Internal Revenue Service (the "Service") issue rulings (1) that the dividends paid on each class of
                               -
shares issued by them will be eligible for the dividends-paid deduction under sections 561 and 852(b)(2)(D) of the Internal Revenue Code (the "Code") and (2)
                                                                             -
that the creation of multiple classes of shares will not affect the classification of any Fund as a regulated investment company under section 851(a) and (h) of the Code.

Internal Revenue Service               2                      October 19, 1995


                              STATEMENT OF FACTS
                              ------------------

THE FUNDS
---------

          The principal office of each of the Lord Abbett Funds is located at The General Motors Building, 767 Fifth Avenue, New York, New York 10153-0203 (telephone number (212) 848-1800). Each of the Lord Abbett Funds files its tax returns with the Internal Revenue Service Center in Holtsville, New York and is subject to the audit jurisdiction of the District Director, Manhattan District, New York, New York.

          The Investment Manager for each of the Lord Abbett Funds is Lord, Abbett & Co. ("Lord Abbett"), a partnership organized under the laws of New York, located at The General Motors Building, 767 Fifth Avenue, New York, New York 10153-0203 (Taxpayer ID No. 13-5620131). Pursuant to a Distribution Agreement for each Fund, Lord Abbett also acts as the distributor of the shares for each of the Funds (other than Lord Abbett Research Fund Inc.).

          AFFILIATED FUND, INC. (TIN 13-6020600) ("Affiliated Fund") is a diversified, open-end management investment company re-organized in 1934 and incorporated under the laws of Maryland on November 26, 1975. The fund is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, 15 U.S.C. (S) 80a-1 et seq. (the "1940 Act"). A copy of Affiliated Fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated March 1, 1995 containing the fund's Prospectus and Statement of Additional Information, is attached as Exhibit A.

          Affiliated Fund currently has a single class of shares, $1.25 par value, with equal rights as to voting, dividends, assets and liquidation. There are no conversion or preemptive rights, and no restrictions on transfer. Affiliated Fund qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Its taxable year ends on October 31. The investment objective of Affiliated Fund is long-term growth of capital and income without excessive fluctuations in market value.

Internal Revenue Service               3                      October 19, 1995


          Affiliated Fund has adopted a distribution plan pursuant to Rule 12b-1, 17 C.F.R. 270.12b-1, promulgated pursuant to Section 12(b) of the 1940 Act (a "12b-1 Plan"). Under its 12b-1 Plan, Affiliated Fund pays Lord Abbett (1) an
                                                                       -
annual service fee (payable quarterly) of .15% of the average daily net asset value of Affiliated Fund's shares sold by dealers prior to June 1, 1990 and .25% of the average daily net asset value of shares sold by dealers on or after that date and (2) a one-time 1% sales distribution fee, at the time of sale, on all
          -
sales of over $1 million by dealers, including sales qualifying at such level under the rights of accumulation and statement of intention privileges./1/ Lord Abbett is required to pay the sales distribution fee to dealers as compensation for selling Affiliated Fund's shares.

          LORD ABBETT BOND-DEBENTURE FUND, INC. (TIN 13-2669319) ("Bond Fund") is a diversified, open-end management investment company incorporated under the laws of Maryland on January 23, 1976. Bond Fund is registered as a diversified, open-end management investment company under the 1940 Act. A copy of the fund's most recent Post-

_____________________

1. For each of the Funds, each holder of Fund shares on which the 1% sales distribution fee has been paid is required to pay to the Fund a contingent deferred reimbursement charge of 1% of the original cost or the then net asset value, whichever is less, of all shares so purchased which are redeemed out of the Lord Abbett Funds on or before the end of the twenty-fourth month after the month in which the purchase occurred (subject to certain exceptions, including certain redemptions by tax-qualified plans under Section 401 of the Internal Revenue Code). If the shares have been exchanged into another Lord Abbett Fund and are thereafter redeemed out of the Lord Abbett family on or before the end of such twenty-fourth month, the charge will be collected for the initial Fund by the other Fund. Each Fund also collects such a charge for other Lord Abbett Funds in similar situations. Shares of a Fund or series on which the 1% sales distribution fee has been paid may not be exchanged into a Fund or series with a Rule 12b-1 Plan for which the payment provisions have not been in effect for at least one year.

Internal Revenue Service               4                      October 19, 1995


Effective Amendment to its Registration Statement on Form N-1A, dated May 1, 1995, is attached as Exhibit B.

          Bond Fund currently has outstanding a single class of shares, $1.00 par value, with equal rights as to voting, dividends, assets and liquidation. The shares are fully paid and nonassessable when issued and have no preemptive or conversion rights. There are no restrictions on transfer. Bond Fund qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Its taxable year ends on December 31. The investment objective of Bond Fund is high current income and the opportunity for capital appreciation to produce a high total return through a professionally-managed portfolio consisting primarily of convertible and discount debt securities, many of which are lower-rated.

          Bond Fund has adopted a Rule 12b-1 Plan. Under its Rule 12b-1 Plan, Bond Fund pays Lord Abbett (1) an annual service fee (payable quarterly) of .25%
                            -
of the average daily net asset value of Bond Fund's shares sold by dealers on or after June 1, 1990 and .15% of the average daily net asset value of shares sold by dealers prior to that date and (2) a one-time 1% sales distribution fee, at
                                   -
the time of sale, on all sales over $1 million by dealers, including sales qualifying at such level under the rights of accumulation and statement of intention privileges. Lord Abbett is required to pay the sales distribution fee to dealers as compensation for selling Bond Fund shares.

          LORD ABBETT CALIFORNIA TAX-FREE INCOME FUND, INC. (TIN 13-3271131) ("California Fund") is a diversified, open-end management investment company incorporated under the laws of Maryland on May 21, 1985. California Fund is registered as a diversified, open-end management investment company under the 1940 Act. A copy of the fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated January 1, 1995, is attached as Exhibit C.

          California Fund has a single class of shares, $.001 par value, with equal rights as to voting, dividends, assets and liquidation. They are fully paid and nonassessable when paid for and issued and have no preemptive or conversion rights. There are no restrictions

Internal Revenue Service               5                      October 19, 1995



on transfer. California Fund qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Its taxable year ends on August 31. The investment objective of California Fund is to seek as high a level of interest income exempt from both federal income tax and California personal income tax as is consistent with preservation of capital by investing primarily in a diversified portfolio of California municipal bonds.

          California Fund has adopted a Rule 12b-1 Plan whereby California Fund pays Lord Abbett (1) an annual fee for services (payable quarterly) of .25% of
                  -
the average daily net asset value of shares sold by dealers and (2) a one-time
                                                                 -
1% sales distribution fee, at the time of sale, on all sales over $1 million by dealers, including sales qualifying at such level under the rights of accumulation and statement of intention privileges. Lord Abbett is required to pay the sales distribution fee to dealers as compensation for selling California Fund's shares.

          LORD ABBETT DEVELOPING GROWTH FUND, INC. (TIN 13-2755091) ("Growth Fund") is a diversified, open-end management investment company incorporated under the laws of Maryland on August 21, 1978 and its predecessor corporation was organized on July 11, 1973. Growth Fund is registered as a diversified, open-end management investment company under the 1940 Act. A copy of Growth Fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated June 1, 1995, is attached as Exhibit D.

          Growth Fund has a single class of shares, $1.00 par value, with equal rights to voting, dividends, assets, and liquidation. There are no conversion or preemptive rights and no restrictions on transfer. Growth Fund qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Its taxable year ends on January 31. The investment objective of Growth Fund is long-term growth of capital through a diversified and actively-managed portfolio consisting of developing growth companies, many of which are traded over the counter.

          Growth Fund has adopted a Rule 12b-1 Plan. Under the 12b-1 Plan, Growth Fund pays Lord Abbett (1) an annual service fee (payable quarterly) of
                              -
 .25% of the average daily net asset value of Growth Fund's shares sold by dealers on

Internal Revenue Service               6                      October 19, 1995


or after June 1, 1990 and .15% of the average daily net asset value of shares sold by dealers prior to that date and (2) a one-time 1% sales distribution fee,
                                        -
at the time of sale, on all sales over $1 million by dealers, including sales qualifying at such level under the rights of accumulation and statement of intention privileges. Lord Abbett is required to pay the sales distribution fee to dealers as compensation for selling Growth Fund's shares.

          LORD ABBETT FUNDAMENTAL VALUE FUND, INC. (TIN 13-3342841) ("Fundamental Value Fund") is a diversified, open-end management investment company incorporated under the laws of Maryland on March 26, 1986. Fundamental Value Fund is registered as a diversified, open-end management investment company under the 1940 Act. A copy of the fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated November 1, 1994, is attached as Exhibit E.

          All of Fundamental Value Fund's shares are of a single class and each has a par value of $.10. All shares have equal noncumulative voting rights and equal rights with respect to dividends, assets and liquidation. There are no conversion or preemptive rights, and no restrictions on transfer. Fundamental Value Fund qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Its taxable year ends on June 30. The investment objectives of Fundamental Value Fund are growth of capital and growth of income consistent with reasonable risk. Production of current income is a secondary consideration.

          Fundamental Value Fund has adopted a Rule 12b-1 Plan. The 12b-1 Plan provides for the payment to Lord Abbett of (1) an annual service fee (payable
                                            -
quarterly) of .25% of the average daily net asset value of Fundamental Value Fund shares sold by dealers, and (2) a one-time 1% sales distribution fee, at
                                  -
the time of sale, on all sales over $1 million by dealers, including sales qualifying at such level under the rights of accumulation and statement of intention privileges. Lord Abbett is required to pay the full amount of the sales distribution fees to dealers as compensation for selling Fundamental Value Fund's shares.

Internal Revenue Service               7                      October 19, 1995


          LORD ABBETT GLOBAL FUND, INC. ("Global Fund") is a diversified, open-end management investment company incorporated under the laws of Maryland on February 23, 1988. The fund is registered as a diversified, open-end management investment company under the 1940 Act. A copy of the fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated May 1, 1995, is attached as Exhibit F.

          Global Fund is organized as a series fund, currently comprised of two separate portfolios, EQUITY SERIES (TIN 13-3460109) and INCOME SERIES (TIN 13-3460111). Each series qualifies as a regulated investment company under
Subchapter M of the Internal Revenue Code.   Each series' taxable year ends on
December 31. The investment objective of Equity Series is long-term growth of capital and income consistent with reasonable risk. The production of current income is a secondary consideration for Equity Series. The investment objective of Income Series is high current income consistent with reasonable risk.
Capital appreciation is a secondary consideration for Income Series.

          Lord Abbett has entered into an agreement with Dunedin Fund Managers Limited, under which it provides Lord Abbett with advice with respect to that portion of Global Fund's assets invested in foreign countries.

          Each series currently has outstanding only a single class of shares and each share has a par value of $.001. Within each series, all shares have equal rights as to voting, dividends, assets and liquidation. There are no conversion or preemptive rights, and no restrictions on transfer.

          Global Fund has adopted a Rule 12b-1 Plan. Under the 12b-1 Plan, Global Fund pays to Lord Abbett (1) an annual service fee (payable quarterly) of
                                 -
 .25% of the average daily net asset value of Global Fund's shares sold by dealers and (2) a one-time 1% sales distribution fee, at the time of sale, on
             -
all sales over $1 million by dealers on or after June 1, 1990, including sales qualifying at that level under the rights of accumulation and statement of intention privileges. Lord Abbett is required to pay the full amount of the sales distribution fees to dealers as compensation for selling Global Fund's shares.

Internal Revenue Service               8                      October 19, 1995


          LORD ABBETT INVESTMENT TRUST ("Investment Trust"), is a diversified, open-end management investment company organized as a Delaware business trust on August 16, 1993. Investment Trust is registered as a diversified, open-end management investment company under the 1940 Act. A copy of the fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated June 15, 1995, is attached as Exhibit G.

          Investment Trust is organized as a series fund, currently comprised of two separate portfolios, LIMITED DURATION U.S. GOVERNMENT SECURITIES SERIES (TIN 13-3731507) and BALANCED SERIES (TIN 13-3799450). Each series qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Each series' taxable year ends on October 31. The investment objective of Limited Duration U.S. Government Securities Series is to seek a high income from a portfolio consisting primarily of limited duration U.S. government securities. The investment objective of Balanced Series is to seek current income and capital growth.

          Each series currently has outstanding only a single class of shares. Each share has no par value. Within each series, all shares have equal rights as to voting, dividends, assets and liquidation. There are no conversion or preemptive rights, and no restrictions on transfer.

          Investment Trust has adopted a Rule 12b-1 Plan. Under the 12b-1 Plan, Investment Trust pays Lord Abbett (1) an annual service fee (payable quarterly)
                                   -
of .25% of the average daily net asset value of the series' shares sold by dealers from the commencement of the series' public offering and (2) with
                                                                  -
respect to sales at the breakpoint of $1 million or more, a one-time 1%, .50% or
 .25% distribution fee, with respect to sales at the time of sale, on shares sold at net asset value of $1 million but less than $3 million, $3 million but less than $10 million or $10 million or more, respectively. Sales qualifying at such levels in clause (2) under rights of accumulation and statement of intention privileges are included. Lord Abbett is required to pay the sales distribution fee to dealers as compensation for selling Investment Trust's shares.

Internal Revenue Service               9                      October 19, 1995


          LORD ABBETT RESEARCH FUND, INC. ("Research Fund") is a diversified, open-end management investment company incorporated under the laws of Maryland on April 6, 1992. Research Fund is registered as a diversified, open-end management investment company under the 1940 Act. A copy of Research Fund's most recent Post-Effective Amendment to Registration Statement on Form N-1A, dated April 1, 1995, is attached as Exhibit H.

          Research Fund is organized as a series fund, currently comprised of two separate portfolios, SERIES 1 (TIN 13-6995863), and LORD ABBETT MID CAP RESEARCH FUND (TIN 13-3842507). Each series qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Each series' taxable year ends on November 30. The investment objective of Series 1 is growth of capital and growth of income consistent with reasonable risk. Production of current income is a secondary consideration. The investment objective of Lord Abbett Mid Cap Research Fund is to seek capital appreciation through investments primarily in equity securities which are believed to be undervalued in the marketplace.

          Each series currently has outstanding only a single class of shares, $.001 par value. Within each series, all shares have equal voting rights and equal rights with respect to dividends, assets, and liquidation. They are fully paid and nonassessable when issued and have no preemptive or conversion rights. There are no restrictions on transfer.

          Research Fund has not adopted a Rule 12b-1 Plan.

          LORD ABBETT TAX-FREE INCOME FUND, INC. (the "Tax-Free Fund") is an open-end management investment company incorporated under the laws of Maryland on December 27, 1983. Tax-Free Fund is registered as an open-end management investment company under the 1940 Act. A copy of the fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated June 15, 1995, is attached as Exhibit I.

          Tax-Free Fund is organized as a series fund, currently comprised of nine separate portfolios, NATIONAL SERIES (TIN 13-3397836), CONNECTICUT SERIES (TIN 13-

Internal Revenue Service               10                      October 19, 1995


3608057), HAWAII SERIES (TIN 13-3635800), MINNESOTA SERIES (TIN 13-3799448),
MISSOURI SERIES (TIN 13-3616715), NEW JERSEY SERIES (TIN 13-3603812), NEW YORK SERIES (TIN 13-3386492), TEXAS SERIES (TIN 13-3386494) and WASHINGTON SERIES (TIN 13-3664187). National Series is diversified under the 1940 Act; each of the other series is nondiversified. All of the series have met and intend to continue to meet the diversification rules under Subchapter M of the Internal Revenue Code. Each series' taxable year ends on September 30. The investment objective for each series is to seek as high a level of interest income exempt from federal income tax as is consistent with preservation of capital by investing in municipal bonds. Except for National, Texas and Washington Series, each series also seeks as high a level of interest income exempt from its state's personal income tax and, in the case of New York Series, from New York City personal income tax, as is consistent with preservation of capital.

          Each series currently has outstanding only a single class of shares. Each share has a par value of $.001 and has one vote. There are no liquidation, conversion or preemptive rights, and no restrictions on transfer.

          Each series has adopted a Rule 12b-1 Plan. National, New York and Texas Series have each adopted a 12b-1 Plan under which each series pays Lord Abbett (1) an annual fee for services (payable quarterly) of .15% of the average
        -
daily net asset value of each series' shares sold by dealers prior to June 1, 1990 and .25% of the average daily net asset value of shares sold by dealers on or after that date, and (2) a one-time 1% sales distribution fee, at the time of
                         -
sale, on all sales over $1 million by dealers, including sales qualifying at such level under the rights of accumulation and statement of intention privileges. Lord Abbett is required to pay the sales distribution fee to dealers as compensation for selling Tax-Free Fund's shares.

          Separate 12b-1 Plans have been adopted by each of Connecticut, Hawaii, Minnesota, Missouri, New Jersey and Washington Series. Each 12b-1 Plan has become effective except for Washington and Minnesota Series which will go into effect on the first day of the quarter subsequent to its net assets reaching $100 million. Each 12b-1 Plan provides for the payment of the series to Lord Abbett of

Internal Revenue Service               11                      October 19, 1995


(1) an annual service fee (payable quarterly) of .25% of the average daily net
 -
asset value of shares sold by dealers from commencement of the series' public offering (in the case of Hawaii, Minnesota, New Jersey and Washington Series,
 .15% of the average daily net asset value of such shares sold prior to its effective date and .25% of the average daily net asset value of such shares sold on or after that date), and (2) a one-time 1% sales distribution fee, at the
                             -
time of sale, on all sales over $1 million by dealers on or after the series' effective date, including sales qualifying at such level under the rights of accumulation and statement of intention privileges.

          LORD ABBETT TAX-FREE INCOME TRUST ("Tax-Free Trust") is an open-end non-diversified management investment company organized as a Massachusetts business trust on September 11, 1991. Tax-Free Trust is registered as an open-end management investment company under the 1940 Act. A copy of Tax-Free Trust's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated June 15, 1995, is attached as Exhibit J.

          Tax-Free Trust is organized as a series fund, currently comprised of four separate portfolios, FLORIDA SERIES (TIN 13-3633027), GEORGIA SERIES (TIN 13-3799446), PENNSYLVANIA SERIES (TIN 13-3646755) and MICHIGAN SERIES (TIN 13-3692073). Each of the four series, although non diversified under the 1940 Act, meets the diversification rules of and qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Each series' taxable year ends on October 31. The investment objective of each series is to seek as high a level of interest income exempt from federal income tax and its respective state's personal income tax, if any, as is consistent with preservation of capital by investing primarily in a diversified portfolio of municipal bonds.

          Each series currently has outstanding only a single class of shares. Each share has no par value. Within each series, all shares have equal voting rights and equal rights with respect to dividends, assets, and liquidation. There are no conversion or preemptive rights, and no restrictions on transfer.

Internal Revenue Service               12                      October 19, 1995


          Each series has adopted a Rule 12b-1 Plan. The 12b-1 Plan fees indicated below will go into effect on the first day of the calendar quarter subsequent to the series' net assets reaching $100 million. Under the 12b-1 Plan the series will pay Lord Abbett (1) an annual service fee (payable
                                      -
quarterly) of .25% of the average daily net asset value of the series' shares sold by dealers on or after the 12b-1 Plans' effective date and .15% of the average daily net asset value of shares sold by dealers prior to that date and
(2) a one-time 1% sales distribution fee, at the time of sale, on all sales over
--
$1 million by dealers, on or after the series' effective date, including sales qualifying at such level under the rights of accumulation and statement of intention privileges. Lord Abbett is required to pay the sales distribution fee to dealers as compensation for selling Tax-Free Trust's shares.

          LORD ABBETT U.S. GOVERNMENT SECURITIES FUND, INC. (TIN 13-6020601) ("Government Fund") is a diversified, open-end management investment company organized in 1932 and re-incorporated under the laws of Maryland on July 9, 1975. The fund is registered as a diversified, open-end management investment company under the 1940 Act. A copy of the fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated April 1, 1995, is attached as Exhibit K.

          Government Fund has a single class of shares, $1.00 par value, with equal rights as to voting, dividends, assets and liquidation. There are no conversion or preemptive rights, and no restrictions on transfer. Its taxable year ends on November 30. The investment objective of Government Fund is high current income with relatively low risk of price decline. This objective is sought by investing primarily in U.S. government securities.

          Government Fund has adopted a Rule 12b-1 Plan. Under the 12b-1 Plan, Government Fund pays Lord Abbett (1) an annual service fee (payable quarterly)
                                  -
of .25% of the average daily net asset value of Government Fund's shares attributable to sales by dealers on or after September 1, 1985 and .15% of the average daily net asset value of shares sold by dealers prior to that date and
(2) a one-time 1% sales distribution fee, at the time of sale, on all sales over
--
$1 million by dealers, including sales qualifying at

Internal Revenue Service               13                      October 19, 1995


such level under the rights of accumulation and statement of intention privileges. Lord Abbett is required to pay the sales distribution fee to dealers as compensation for selling Government Fund's shares.

          LORD ABBETT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND, INC. (TIN 13-2986729) ("Money Market Fund") is a diversified, open-end management investment company incorporated under the laws of Maryland on May 9, 1979. Money Market Fund is registered as a diversified, open-end management investment company under the 1940 Act. A copy of Money Market Fund's most recent Registration Statement on Form N-1A, dated November 1, 1994, is attached as Exhibit L.

          Money Market Fund has a single class of shares, $.001 par value, with equal rights as to voting, dividends, assets and liquidation. There are no conversion or preemptive rights, and no restrictions on transfer. Money Market Fund qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Its taxable year ends on June 30. The investment objective of Money Market Fund is to provide high current income and preservation of capital through investments in high-quality, short-term liquid securities. The Money Market Fund seeks to obtain its objective by investing at least 65% of its total assets in obligations issued or backed by the U.S. Government or its agencies or instrumentalities.

          Money Market Fund has adopted a Rule 12b-1 Plan. However, payment of the 12b-1 Plan fees has been waived since July 1, 1992. Under the 12b-1 Plan, Money Market Fund would pay Lord Abbett, which would pass on to dealers, an annual service fee (payable quarterly) of .15% of the average daily net asset value of Money Market Fund's shares sold by dealers.

          LORD ABBETT VALUE APPRECIATION FUND, INC. (TIN 13-3166900) ("Value Fund"), is a diversified, open-end management investment company incorporated under the laws of Maryland on March 14, 1983. Value Fund is registered as a diversified, open-end management investment company under the 1940 Act. A copy of Value Fund's most recent Post-Effective Amendment to its Registration Statement on Form N-1A, dated May 1, 1995, is attached as Exhibit M.

Internal Revenue Service              14                      October 19, 1995


          Value Fund has a single class of shares, $.10 par value, with equal rights as to voting, dividends, assets and liquidation. They are fully paid and nonassessable when issued and have no preemptive or conversion rights. There are no restrictions on transfer. Value Fund qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code. Its taxable year ends on December 31. The investment objective of Value Fund is to seek capital appreciation through investments, primarily in equity securities, which are believed to be undervalued in the marketplace.

          Value Fund has adopted a Rule 12b-1 Plan. Under the 12b-1 Plan, Value Fund pays to Lord Abbett, which passes on to dealers, (1) an annual service fee (payable quarterly) of .25% of the average daily net asset value of Value Fund's shares attributable to sales by dealers on or after June 1, 1990 and .15% of the average daily net asset value of shares sold by dealers prior to that date and
(2) a one-time 1% sales distribution fee, at the time of sale, on all sales over $1 million by dealers, including sales qualifying at such level under the rights of accumulation and statement of intention privileges. Lord Abbett is required to pay the full amount of the sales distribution fees to dealers as compensation for selling Value Fund's shares.

Internal Revenue Service               15                      October 19, 1995


PROPOSED TRANSACTIONS
---------------------

          Management of the Lord Abbett Funds/2/ has proposed that the Articles of Incorporation or Declaration of Trust of each Fund be amended to permit each to issue additional, separate classes of shares with characteristics designed for particular markets. A draft of the proxy materials soliciting the approval of each Fund's shareholders for the amendment to the Articles of Incorporation or Declaration of Trust permitting the issuance of separate classes (including the text of the proposed amendment), will be submitted when it is filed with the Securities and Exchange Commission./3/

          Subject to the shareholders' approval of the amendments, the Board of Directors of each Fund will redesignate its currently outstanding shares as a separate class and will authorize the issuance of additional separate classes of shares of each series ("Additional Classes").

          The precise terms of each Additional Class will be determined by the Board of Directors of each Fund at the time of issuance. However, each Fund represents that, although the Additional Classes may be sold under different sales arrangements, the shares of the Additional Classes offered by each Fund will otherwise be identical to the currently outstanding shares of that Fund, with the following exceptions:

          (i)  A 12b-1 Fee equal to a percentage of average daily net asset
           -
     value may or may not be charged under a 12b-1 Plan to each of the Additional Classes, and the level of 12b-1 Fees may vary from class to class. The

__________________________

/2/. As used herein, the term "Fund" refers to each taxpayer designated on Schedule A, regardless of whether the entity is structured as a separate corporation or trust or as a series of a corporation or trust.

/3/. No shareholder vote is required for Tax-Free Trust. A copy of its proposed amendment will be submitted with the other amendments. No amendment is required for Investment Trust.

Internal Revenue Service               16                      October 19, 1995


     Additional Classes may bear different service and distribution fees under 12b-1 Plans, may bear different costs relating to shareholder or director (trustee) approval of or amendments to 12b-1 Plans or may have front end loads or other sales charges or non-12b-1 shareholder service plan fees (collectively, "Plan Payments"). Services provided pursuant to 12b-1 Plans or non-12b-1 shareholder service plans may include (1) preparing, producing, and delivering printed materials to shareholders, including reports, prospectuses and proxies, (2) advertising, and (3) promoting and selling shares. Such services may also include certain administrative services associated with (1) maintaining and processing customer accounts and records, such as data maintenance and communication, and systems servicing; (2) handling shareholder inquiries and communications, including postage and shipping charges; (3) recordkeeping and shareholder accounting, including related storage and shipping; (4) shareholder servicing; and (5) processing dividend payments on behalf of customers.

          (ii)  Each class will bear different "Specially Allocated Expenses,"
           --
     which are Fund expenses and fees (other than Plan Payments) allocated to that class and not allocated on a pro rata basis across different classes. These may include registration fees under state Blue Sky laws; SEC registration fees; accounting expenses; auditors fees, litigation expenses and legal fees and expenses relating to a class; and expenses incurred in connection with shareholder or director (trustee) meetings as a result of issues relating to a class.

          Specially Allocated Expenses may also include other expenses related solely to a particular class of shareholders and administrative expenses required to support shareholders of that class, to the extent that such expenses are incidental to the class expenses specifically enumerated in the paragraph above.

          The taxpayer represents that the only expenses allocated to the classes disproportionately will be Specially Allocated Expenses and Plan Payments. The Specially Allocated Expenses allocated to each share of

Internal Revenue Service               17                      October 19, 1995

     a class during a year will differ from the Specially Allocated Expenses allocated to each share of any other class of the same Fund by less than 50 basis points of the average daily net asset value of the class of shares of such Fund with the smallest average net asset value.

          Any distribution on shares of a class will differ from the distribution on shares of other classes of the same Fund only as a result of the allocation of Specially Allocated Expenses and Plan Payments and the effects of such allocation.

          (iii)  The designation of each class of shares of a Fund will be
           ---
     different.

          (iv)  The effect of the sales charges for each class will differ.
           --

          (v)  Voting rights on matters affecting only one class will vary in
           -
     accordance with the procedures set forth in Rule 12b-1 and Rule 18f-3.

          (vi)  Different classes of shares may have different conversion
           --
     features.

          (vii)  Each class may have different privileges of reinvestment with a
           ---
     reduced sales load after redemption, as will be specified from time to time in the relevant prospectus disclosure.

          (viii) Different classes of shares may have different exchange privileges.

          Dividends paid by each Fund with respect to various classes of shares will be calculated in the same manner and at the same time on the same day. Amounts payable as dividends, however, will vary because of the differing amounts of Specially Allocated Expenses and Plan Payments borne exclusively by a particular class.

          The net asset value per share and net income per share of a particular class will also vary owing to the differing amounts of Specially Allocated Expenses and Plan Payments. Because gross income and other expenses would be

Internal Revenue Service               18                      October 19, 1995


allocated daily to a class based on its net asset value, more income would be allocated per share to classes with lower per share class expenses than to classes with higher per share expenses. Further, this net income differential would tend to increase during the course of the dividend period until the accumulated income is declared as a dividend at the close of the period.

          On each day that it determines net asset value per share each Fund will first allocate its gross investment income less expenses other than Specially Allocated Expenses or Plan Payments among all shares of that Fund regardless of class in accordance with net asset values determined as of the preceding day. Specially Allocated Expenses and Plan Payments allocated to a particular class will then be subtracted from the amounts otherwise allocable to that class, to determine the net asset value of the shares of each class.

                               RULINGS REQUESTED
                               -----------------

          We respectfully request that you rule that:

     1. The adoption of the proposed multiple class system will not cause dividends declared and paid by any of the Funds to be preferential dividends within the meaning of section 562(c) of the Code and each Fund will therefore be eligible for the dividends paid deduction under sections 561 and 852 of the Code, provided that each Fund otherwise continues to meet the criteria of those two sections.

     2. The creation of multiple classes of shares within each Fund will not affect the classification of each Fund as a regulated investment company under section 851(a) or (h).

     3. There will be no federal income tax consequences to the holders of currently outstanding shares of any Fund as a result of the reclassification of the shares held by such holders as a separate class of each Fund.

Internal Revenue Service               19                      October 19, 1995


                                  DISCUSSION
                                  ----------

          Each share of each Additional Class that will be offered by each Fund will represent an equal interest in the same portfolio of investments and (except as specified in paragraphs (i) through (viii) above) will have voting, dividend, and liquidation rights that are identical to those of the currently outstanding shares of that Fund. Each class of new shares may be subject to its own 12b-1 Fees, non-12b-1 shareholder service plan fees or other Plan Payments and some of the classes may be subject to different levels of Plan Payments. Although Specially Allocated Expenses will be allocated differently between the classes, each Fund has represented that the Specially Allocated Expenses allocated to each share of a class during a year will differ from Specially Allocated Expenses allocated to each share of any other class of the same Fund by less than 0.50% of the average net asset value per share of the class with the smallest net asset value per share.

          The facts and representations presented above are similar to those described in Private Letter Ruling 9522045 (March 7, 1995), Private Letter Ruling 9422026 (March 1, 1994) and numerous other rulings.

          In those rulings, the Service has stated that for purposes of section 562(c) of the Code, sales loads, 12b-1 Fees and other Plan Payments are essentially treated as direct and indirect shareholder expenses that should not be taken into account in determining whether distributions are preferential. Cf., Treas. Reg. (S) 1.67-2T(k), Examples 3 and 4. As a result, amounts
--
distributed with respect to different classes of shares of each Fund will effectively differ only as a result of the Specially Allocated Expenses, which will be limited as described in paragraph (ii) above. As noted in the prior rulings, section 562(c) treats as pro rata those distributions that differ by a de minimis amount because of the allocation of fund expenses. H.R. Rep. No. 1860, 75th Cong., 3d Sess. 23 (1938). Accordingly, dividends paid by each Fund after the adoption of the multiple class system will not be preferential within the meaning of section 562(c) of the Code.

          Moreover, the Service has found in the prior rulings that differences in class-designations, voting

Internal Revenue Service               20                      October 19, 1995


rights, sales charges and class-specific expenses, like those described above, are insufficient to cause the shares to be classified as different classes for purposes of the Code. As a result, the designation of outstanding shares as belonging to a particular class should have no tax effect.

          As a result, the adoption of the multiple class system as described above should have no effect on the qualification of each Fund as a regulated investment company under sections 851 and 852 of the Code.

                             PROCEDURAL STATEMENTS
                             ---------------------

          To the best of the knowledge of each Fund and its representative, issues identical to those involved in this ruling request are not raised in an earlier return of any Fund (or in a return for any year of a related taxpayer within the meaning of section 267 of the Code, or of a member of an affiliated group of which any Fund is also a member within the meaning of section 1504).

          To the best of the knowledge of each Fund and its representative, the Service has not previously ruled on issues identical or similar to those raised in this ruling request for any Fund (or a related taxpayer within the meaning of section 267 of the Code, or a member of an affiliated group within the meaning of section 1504) or a predecessor, nor has any Fund, a related taxpayer, a predecessor, or their representatives previously submitted the same or similar issues to the Service but withdrawn them before a letter ruling or determination letter was issued.

          To the best of the knowledge of each Fund and its representative, the taxpayer, a related taxpayer, or a predecessor has not previously submitted a request involving the same or a similar issue that is currently pending with the Service, nor is the taxpayer or a related taxpayer presently submitting another request involving the same or similar issues to the Service at the same time as this request.

          Each Fund believes that the law in connection with this ruling request is unclear and that the issues raised herein are not adequately addressed by the relevant authorities.

Internal Revenue Service               21                      October 19, 1995


          No Fund is aware of any pending legislation which may affect the proposed transactions nor is any Fund aware of any authorities contrary to the positions advanced herein.

          The declarations required by section 601.201(e)(1) of the Regulations, signed by an officer of each Fund on behalf of that Fund, who has personal knowledge of the material facts, is enclosed.

          If any additional information is desired, please call Seth L. Rosen of Debevoise & Plimpton ((212) 909-6373). Enclosed herewith are powers of attorney authorizing Mr. Rosen and Jonathan A. Small of this firm to represent each Fund in this matter. If for any reason the rulings requested cannot be issued on the basis of the information contained herein, together with any additional information, we hereby request a conference.

          Your ruling letter should be addressed to each Fund, with a copy to the undersigned.

          We request that an advance copy of the letter ruling be issued by facsimile pursuant to section 8.02(5) of Revenue Procedure 95-1, 1995-1 I.R.B.
9. The facsimile copy should be sent to Seth L. Rosen, c/o Debevoise & Plimpton, at (212) 909-6836. The Funds hereby waive any disclosure violations which may result from the facsimile transmission, but ask that you take certain precautions to protect confidential information in accordance with section 8.02(5) of Revenue Procedure 95-1.

          A check in the amount of $7475 is enclosed as the user fee specified in section 14.02 and Appendix A of Revenue Procedure 95-1.

                                      Respectfully submitted,



                                      Seth L. Rosen

Enclosures

                                  SCHEDULE A
                                  ----------


Fund                                                  T.I.N.
----                                                  ------
Affiliated Fund, Inc.                                 13-6020600
Lord Abbett Bond-Debenture Fund, Inc.                 13-2669319
Lord Abbett California Tax-Free
     Income Fund, Inc.                                13-3271131
Lord Abbett Developing Growth Fund, Inc.              13-2755091
Lord Abbett Fundamental Value Fund, Inc.              13-3342841
Lord Abbett Global Fund, Inc.
          -- Equity Series                            13-3460109
          -- Income Series                            13-3460111
Lord Abbett Investment Trust
          -- Limited Duration U.S. Government
                Securities Series                     13-3731507
          -- Balanced Series                          13-3799450
Lord Abbett Research Fund, Inc.
          -- Series 1                                 13-6995863
          -- Lord Abbett Mid Cap Research Fund        13-3842507
Lord Abbett Tax-Free Income Fund, Inc.
          -- National Series                          13-3397836
          -- Connecticut Series                       13-3608057
          -- Hawaii Series                            13-3635800
          -- Minnesota Series                         13-3799448
          -- Missouri Series                          13-3616715
          -- New Jersey Series                        13-3603812
          -- New York Series                          13-3386492
          -- Texas Series                             13-3386494
          -- Washington Series                        13-3664187
Lord Abbett Tax-Free Income Trust
          -- Florida Series                           13-3633027
          -- Georgia Series                           13-3799446
          -- Pennsylvania Series                      13-3646755
          -- Michigan Series                          13-3692073
Lord Abbett U.S. Government Securities
     Fund, Inc.                                       13-6020601
Lord Abbett U.S. Government Securities
     Money Market Fund, Inc.                          13-2986729
Lord Abbett Value Appreciation Fund, Inc.             13-3166900

INTERNAL REVENUE SERVICE               DEPARTMENT OF THE TREASURY
                                       WASHINGTON, DC 20024

U.I.L. Nos.:   0561.05-00, 0562.03-02
               0851.00-00, 0852.00-01


                           Person to Contact:
                                Susan T. Baker

                           Telephone Number:
Seth Rosen                      (202) 622-3940
Debevoise & Plimpton
875 Third Avenue           Refer Reply to:
New York, NY  10022             CC:DOM:FI&P:2  TR-31-2399-95

                           Date:

Legend:

State A = Maryland

State B = Delaware

State C = Massachusetts

Investment Manager and Distributor = Lord, Abbett & Company

Fund 1 =  Affiliated Fund, Inc.
          EIN:  13-6020600

Fund 2 =  Lord Abbett Bond-Debenture Fund, Inc.
          EIN:  13-2669319
          TR-31-2400-95

Fund 3 =  Lord Abbett California Tax-Free Income Fund, Inc.
          EIN:  13-3271131
          TR-31-2401-95

Fund 4 =  Lord Abbett Developing Growth Fund, Inc.
          EIN:  13-2755091
          TR-31-2402-95

Fund 5 =  Lord Abbett Fundamental Value Fund, Inc.
          EIN:  13-3342841
          TR-31-2403-95

Fund 6  = Lord Abbett Global Fund, Inc.--Equity Series
          EIN:  13-3460109
          TR-31-2404-95

Fund 7  = Lord Abbett Global Fund, Inc.--Income Series
          EIN:  13-3460111
          TR-31-2405-95

Fund 8  = Lord Abbett Investment Trust--Limited Duration U.S. Government
          Securities Series
          EIN:  13-3731507
          TR-31-2406-95

Fund 9  = Lord Abbett Investment Trust--Balanced Series
          EIN:  13-3799450
          TR-31-2410-95

Fund 10 = Lord Abbett Research Fund, Inc.--Series I
          EIN:  13-6995863
          TR-31-2411-95

Fund 11 = Lord Abbett Research Fund, Inc.--Lord Abbett Mid Cap Research Fund
          EIN:  13-3842507
          TR-31-2412-95

Fund 12 = Lord Abbett Tax-Free Income Fund, Inc.--National Series
          EIN:  13-3397836
          TR-31-2415-95

Fund 13 = Lord Abbett Tax-Free Income Fund, Inc.--Connecticut Series
          EIN:  13-3608057
          TR-31-2417-95

Fund 14 = Lord Abbett Tax-Free Income Fund, Inc.--Hawaii Series
          EIN:  13-3635800
          TR-31-2419-95

Fund 15 = Lord Abbett Tax-Free Income Fund, Inc.--Minnesota Series
          EIN:  13-3799448
          TR-31-2420-95

Fund 16 = Lord Abbett Tax-Free Income Fund, Inc.--Missouri Series
          EIN:  13-3616715
          TR-31-2425-95

Fund 17 = Lord Abbett Tax-Free Income Fund,.Inc.--New Jersey Series
          EIN:  13-3603812
          TR-31-2426-95

Fund 18 = Lord Abbett Tax-Free Income Fund, Inc.--New York Series
          EIN:  13-3386492
          TR-31-2427-95

Fund 19 = Lord Abbett Tax-Free Income Fund, Inc.--Texas Series
          EIN:  13-3386494
          TR-31-2428-95

Fund 20 = Lord Abbett Tax-Free Income Fund, Inc.--Washington Series
          EIN:  13-3664187
          TR-31-2429-95

Fund 21 = Lord Abbett Tax-Free Income Trust--Florida Series
          EIN:  13-3633027
          TR-31-2430-95

Fund 22 = Lord Abbett Tax-Free Income Trust--Georgia Series
          EIN:  13-3799446
          TR-31-2431-95

Fund 23 = Lord Abbett Tax-Free Income Trust--Pennsylvania Series
          EIN:  13-3646755
          TR-31-2432-95

Fund 24 = Lord Abbett Tax-Free Income Trust--Michigan Series
          EIN:  13-3692073
          TR-31-2433-95

Fund 25 = Lord Abbett U.S. Government Securities Money Market Fund, Inc.
          EIN:  13-2986729
          TR-31-2435-95

Fund 26 = Lord Abbett U.S. Government Securities Fund, Inc.
          EIN:  13-6020601
          TR-31-2435-95

Fund 27 = Lord Abbett Value Appreciation Fund, Inc.
          EIN:  13-3166900
          TR-31-2436-95

Fund 28 = Lord Abbett Securities Trust--Growth and Income Trust
          EIN:  13-3731505
          TR-31-268-96

Fund 29 = Lord Abbett Research Fund, Inc.--Small-Cap Series
          EIN:  13-3862601
          TR-31-269-96

a = .50
-

Dear Mr. Rosen:

          This ruling replies to your letters dated October 19, 1995, and January 26, 1996, submitted an behalf of Funds I through 29, in which you request that the Internal Revenue Service rule as follows:

          (1) that the adoption of the proposed multiple class system will not cause dividends paid on each class of shares issued by the funds to be preferential dividends under section 562(c) of the Code, and therefore that each fund will be eligible for the dividends-paid deduction under sections 561 and 852(b)(2)(D) of the Code;

          (2) that the creation of multiple classes of shares will not affect the classification of the Funds as regulated investment companies (RICs) under section 851 of the Code; and

          (3) that the redesignation of currently outstanding shares of each fund as a separate class of shares pursuant to the proposed multiple class system will not result in gain or loss or in other Federal income tax consequences to the holders of currently outstanding shares.

                                     FACTS

          Funds are open-end management investment companies registered under the Investment Company Act of 1940, 15 U.S.C. 80a-1 et seq., as amended (the
                                                    -- ---
1940 Act) , and are structured as corporations, as trusts, or as series of corporations or trusts. Each qualified as a regulated investment company (RIC) under Subchapter M, part 1, of the Code. Funds 1 through 7, 10 through 20, and 25 through 27 are incorporated under the laws of State A. Funds 6 and 7, Funds 10, 11, and 29, and Funds 12 through 20 are organized as series funds under the laws of State A. Funds 8 and 9 are organized as business trusts under the laws of State B. Funds 21 through 24 are organized as a series fund under the laws of State C. Fund 28 is organized as a series fund under the laws of State B.

          Investment Advisor and Distributor provides investment advice for each of the funds. The shares of the funds, with the exception of shares of Funds 10 and 11, are marketed pursuant to distribution agreement with Investment Advisor and Distributor.

          Shares of the funds are sold subject to differing sales arrangements. Under Rule 12b-1 plans adopted by certain of the funds, an annual service fee equal to a percentage of the average daily net asset value of shares of the fund is payable to Investment Advisor and Distributor. The level of the annual service fee varies from fund to fund. Also payable to Investment Advisor and Distributor under the Rule 12b-1 plans are one-time sales distribution fees, payable at the time of sale, on sales of greater than certain specified amounts. Investment Advisor and Distributor is required to pay the sales distribution fees to dealers as compensation for selling shares of the funds.

          Funds each have outstanding only a single class of shares. Funds have proposed that the articles of incorporation or declaration of trust of each fund be amended to permit each to issue additional, separate classes of shares with characteristics designed for particular markets.

          The precise terms of each additional class will be determined by the Board of Directors of each fund at the time of issuance. Each fund represents, however, that although the additional classes may be sold under differing sales arrangements the shares of the additional classes offered by each fund will otherwise be identical to outstanding shares of that fund, with the following exceptions:

          (1)  The designation of each class of shares will be different.

          (2) Different classes of shares may have different conversion features.

          (3)  Different classes may have different exchange privileges.

          (4) Each class may have different privileges of reinvestment with a reduced sales load after redemption.

          (5) The additional classes may adopt Rule 12b-1 plans which bear different service and distribution fees or different costs relating to approval of or amendments to the Rule 12b-1 plans. The level of Rule 12b-1 plan fees may vary from class to class. Voting rights on matters affecting only one class will vary in accordance with the procedures set forth in Rule 12b-1 and Rule 18f-3.

          (6) The additional classes may be sold subject to asset-based sales charges and the effect of the sales charges for each class will differ.

          (7) The additional classes may be sold subject to non-Rule 12b-1 plan shareholder services plan fees.

          (8) Each class will bear different specially allocated expenses. To the extent the following classes of expenses can reasonably be identified as relating to a particular class, they will be allocated to that class and, if so allocated, will be referred to as Class Expenses:

               (a)  registration fees under state Blue Sky laws;
               (b)  SEC registration fees;
               (c)  accounting expenses, including auditors' fees;
               (d)  legal fees, including expenses of litigation;
               (e) expenses incurred in connection with shareholder, director, or trustee meetings; and
               (f) administrative expenses required to support shareholders of a particular class, to the extent incidental to the expenses enumerated in (a) through (e).

          The funds represent that the only expenses allocated to the classes disproportionately are Class Expenses, Rule 12b-1 plan fees and shareholder services plan fees. The Class Expenses allocated to each share of a class during a year will differ from the Class Expenses allocated to each share of any other class of the same fund by less than a% of the average daily net asset value of
                                    -
the class of shares with the smallest average net asset value.

          Any distribution on shares of a class will differ from the distribution on shares of other classes of the same fund only as a result of the allocation of Class Expenses, Rule 12b-1 plan fees and shareholder services plan fees and the effects of such allocation.

          Investment Advisor and Distributor may waive a Rule 12b-1 plan fee in whole or in part.

          Dividends paid by each fund with respect to various classes of shares will be calculated in the same manner and at the same time on the same day. Amounts payable as dividends, however, will vary because of the differing amounts of Class Expenses, Rule 12b-1 plan fees, and shareholder services plan fees borne exclusively by a particular class.

                                      LAW

          Section 851(a) defines a RIC, in part, as a domestic corporation registered under the 1940 Act as a management company.

          Section 851 (b) limits the definition of a RIC to a corporation meeting certain election, gross income, and diversification requirements.

          Section 851(h) of the Code provides a special rule for a RIC having more than one fund. This provision treats each fund as a separate corporation for all purposes of the Code, other than the definitional requirement of section 851(a).

          A corporation that is a RIC within the meaning of section 851 and that is taxable under Subchapter M, part I, pays tax on its investment company taxable income under section 852(b)(2) and on the excess, if any, of its net capital gain over its deduction for dividends paid, determined with reference to capital gains dividends only under section 852(b)(3).

          Section 852 provides that a RIC is not taxable under Subchapter M, part I, unless its deduction for dividends paid (as that term is defined in section 561(a) with certain modifications) for the taxable year equals or exceeds a specified portion of its taxable income (with certain adjustments) and its net tax-exempt interest income.

          Section 561(a) defines the deduction for dividends paid, for purposes of section 852, to include dividends paid during the taxable year.

          Section 562(a) states that the term "dividend", except as otherwise provided, includes only dividends described in section 316, which provides a definition of dividends for purposes of corporate distributions.

          Section 316(a) defines the term "dividend" as any distribution of property made by a corporation to its shareholders (1) out of its earnings and
                                                    -
profits (E & P) accumulated after February 28, 1913, or (2) out of its E & P of
                                                         -
the taxable year (computed as of the close of the taxable year without diminution by reason of any distributions made during the taxable year), without regard to the amount of the E & P at the time the distribution was made.

          Section 562(c) provides that the amount of any distribution shall not be considered as a dividend for purposes of the dividends paid deduction under section 561 unless the distribution is pro rata, does not prefer any shares of stock of a class over other shares of stock of that same class, and does not prefer one class of stock over another class except to the extent the former class is entitled (without reference to waivers of their rights by shareholders) to be preferred.

          The legislative history and regulations show that each shareholder within a class, as that term is used in section 562(c), has certain inherent rights. The Revenue Act of 1936: Hearings on H.R. 12395 Before the Senate Comm.
        ----------------------------------------------------------------------
on Finance, 74th Cong., 2d Sess. 62 (1936); H.R. Rep. No. 1860, 75th Cong., 3d
----------
Sess. 23 (1938); section 1.562-2 of the Income Tax Regulations. Each shareholder within a class has the right to receive the same distribution an each of his shares belonging to the class as every other shareholder within the class. In addition, the class has the right not to receive less than that to which it is entitled when compared to other classes.

          A class for purposes of section 562(c), therefore, is a group of shareholders whose rights are so closely aligned and so different from other shareholders' rights as to warrant a conclusion that members of the group should all be treated the same and should be protected against the infringement of shareholders outside the group with respect to distributions. For example, section 1.562-2(b), Example (3) of the income Tax Regulations indicates that cumulative preferred and common stock may form two classes for these purposes. Among the characteristics that cause cumulative preferred shareholders to be viewed as a unit separate from common shareholders is their right to certain preferences on distributions, on redemption, and on liquidation, and their right to vote to protect those preferences.

                                   ANALYSIS

          In this case, shares proposed under the multiple class distribution system represent an equal interest in the same fund of investments and will be identical in all ways, except as follows:

          1.  Each class of shares will have a different designation.

          2. The amount and type of asset-based sales load, if any, may differ on each class of shares.

          3. The amounts assessed to a class as a result of a shareholder servicing plan may differ.

          4. The Class Expanses enumerated above will be allocated separately to the class of shares to which they are attributable.

          5. Certain classes may adopt Rule 12b-1 plans which bear different service and distribution fees or different costs relating to approval of or amendments to the Rule 12b-1 plans. The level of Rule 12b-1 plan fees may vary from class to class. Voting rights on matters affecting only one class will vary in accordance with the procedures act forth in Rule 12b-1 and Rule l8f-3.

          6. Different classes of shares may have different conversion features.

          7. Different classes may have different privileges of reinvestment with a reduced sales load after redemption.

          8. Different classes of shares may have different exchange privileges.

          These differences alone are insufficient to cause the shares proposed under the multiple class distribution system to be treated as different classes of shares under section 562(c).

          The Rule 12b-1 fee is a fund expense for purposes of computing investment company taxable income because it is paid by a fund from fund assets, unlike a front-end sales load, which is viewed as a shareholder cost. See United
                                                                      --- ------
States v. Cartwright, 411 U.S. 546 (1973), aff'q 457 F.2d 567 (1972), in which
--------------------                       -----
the Supreme Court describes a front-end sales load as a type of brokerage commission that is a shareholder cost. Nonetheless, fees paid pursuant to Rule 12b-1 plans are akin to front-end sales loads because both amounts are primarily for distribution expenses. The Securities and Exchange Commission has described Rule 12b-1 plan fees as substitutes for front-end sales loads. See Exemptions
                                                                --- ----------
for Certain Registered Open-End Management In vestment Companies to Impose
------------------------------------------ -------------------------------
Deferred Sales Loads, Investment Company Act Release No. 16,619, 53 FR 45,275
--------------------
at 45,277-78 (Nov. 9, 1988) and Payment of Asset-Based Sales Loads by Registered
                            --- ------------------------------------------------
Open-End Management Investment Companies, Investment Company Act Release No.
----------------------------------------
16,431, 53 FR 23,258 at 23,270 (June 21, 1988). Thus, it appears that fees paid pursuant to a Rule 12b-1 plan indirectly are shareholder expenses. A fund is never out-of-pocket for amounts paid under the Rule 12b-1 plan; it is reimbursed for these outlays by shareholders participating in the plan.

          Under this analysis, a Rule 12b-1 fee can be considered an indirect shareholder expense in determining whether distributions are preferential under section 562(c) of the Code. Payments made pursuant to shareholder servicing agreements also must be considered in determining whether a fund's distributions are preferential.

          When the Rule 12b-1 plan fees and fees payable under shareholder servicing agreements are taken into account, the amounts distributed on the shares of a fund differ by less than a%, which is de mininis. Section 562(c) of
                                     -
the Code treats as pro rata those distributions that differ by a de minimis amount. H.R. Rep. No. 1860, 75th Cong., 3d Sess. 23
(1938).

          We conclude from this analysis that each fund has only a single class of stock. The differences specified above are insufficient to cause the shares to be classified as different classes under section 562(c) of the Code. The rights of all shareholders are so closely aligned and similar as to mandate that all shareholders, who will have the benefit of the same economic distributions, should be treated as a single class and that the conversion of shares within that single class will have no tax affect.

                                   HOLDINGS

          Based on the facts as represented by the funds, and provided that each fund otherwise meets the criteria of sections 561(a) and 852, we rule as follows:

          (1) that the adoption of the proposed multiple class system will not cause dividends paid on each class of shares issued by the funds to be preferential dividends under section 562(c) of the Code, and therefore that each fund will be eligible for the dividends-paid deduction under sections 561 and 852(b)(2)(D) of the Code,

          (2) that the creation of multiple classes of shares will not affect the classification of the Funds as regulated investment companies (RICs) under section 851 of the Code,

     and

          (3) that the redesignation of currently outstanding shares of each fund as a separate class of shares pursuant to the proposed multiple class system will not result in gain or loss or in other Federal income tax consequences to the holders of currently outstanding shares.

          Except as specifically ruled upon above, no opinion is expressed or implied regarding the Federal tax aspects of this transaction. We express no opinion as to whether each fund will qualify as a RIC that is taxable under Subchapter M, part 1, if expenses other than the Rule 12b-1 fees, fees paid pursuant to shareholder servicing plans, and the Class Expenses described in this letter are allocated to the shareholders disproportionately.

          This ruling is directed only to the funds. Section 6110(j)(3) of the Code provides that it may not be used or cited as precedent.

          A copy Of this letter Should be attached to the Federal income tax return of each fund for each taxable year in which the fund has outstanding classes of shares described above.

                                        Sincerely yours,
                                        Assistant Chief Counsel
                                        (Financial Institutions & Products)


                                        By_________________________
                                          William E. Coppersmith
                                          Chief, Branch 2

Enclosure:
  6110 copy